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                                                                    EXHIBIT 23.5

                                 December 22, 1997
                 CONSENT OF WESSELS, ARNOLD & HENDERSON L.L.C.

    Wessels, Arnold & Henderson L.L.C. hereby consents to the filing of the opinion letter dated September 7, 1997 as an exhibit to the Registration Statement on Form S-4 of Avant! Corporation and the use of our name and the reference therein to such opinion letter. In giving our consent, we do not admit that we are of the category of persons from whom such a consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                Very truly yours,

                                Wessels, Arnold & Henderson L.L.C.

                                By:  /s/ MICHAEL P. OGBORNE
                                     ----------------------------------
                                     Name: Michael P. Ogborne
                                     Title: Managing Director